Exhibit 10.1
CHIEF EXECUTIVE OFFICER

INFINERA CORPORATION
FORM OF AMENDED AND RESTATED CHANGE OF CONTROL SEVERANCE AGREEMENT
This Amended and Restated Change of Control Severance Agreement (the “Agreement”) is made and entered into by and between [NAME] (“Executive”) and Infinera Corporation (the “Company”), effective as of [DATE] (the “Effective Date”).
RECITALS
1.It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control. The Board of Directors of the Company (the “Board”) recognizes that such consideration can be a distraction to Executive and can cause Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined herein) of the Company.
2.The Board believes that it is in the best interests of the Company and its stockholders to provide Executive with an incentive to continue his or her employment and to motivate Executive to maximize the value of the Company upon a Change of Control for the benefit of its stockholders.
3.The Board believes that it is imperative to provide Executive with certain benefits upon Executive’s termination of employment following a Change of Control. These benefits will provide Executive with enhanced financial security and incentive and encouragement to remain with the Company notwithstanding the possibility of a Change of Control.
4.Certain capitalized terms used in the Agreement are defined in Section 6 below.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:
1.Term of Agreement. This Agreement will have an initial term of three (3) years commencing on the Effective Date (the “Initial Term”). On the third (3rd) anniversary of the Effective Date, this Agreement will renew automatically for additional, one (1) year terms (each, an “Additional Term”) unless either party provides the other party with written notice of nonrenewal at least one (1) year prior to the date of automatic renewal. Notwithstanding the foregoing, if a Change of Control occurs (a) when there are fewer than eighteen (18) months remaining during the Initial Term or (b) during an Additional Term, the term of this Agreement will extend automatically through the date that is eighteen (18) months following the date of the Change of Control. If Executive becomes entitled to the benefits under Section 3 of this Agreement, then the Agreement will not terminate until all of the obligations of the parties hereto with respect to this Agreement have been satisfied.
2.At-Will Employment. The Company and Executive acknowledge that Executive’s employment is and will continue to be at-will, as defined under applicable law, except as may otherwise be specifically provided under the terms of any written formal employment agreement between the Company and Executive (an “Employment Agreement”). If Executive’s employment terminates for any reason, including (without limitation) any termination prior to a Change of Control, Executive will not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or under his or her Employment Agreement.
3.Severance Benefits.
(a)Involuntary Termination In Connection With a Change of Control. If during the Change of Control Period, (A) the Company (or any parent or subsidiary of the Company) terminates Executive’s employment without Cause (and not due to Executive’s Disability or death), or (B) Executive resigns his or her employment as a result of a Constructive Termination (each, a “Qualifying Termination”), then, subject to Section 4, Executive will receive the following severance from the Company:

Infinera Confidential

(i)Salary Severance Payment. Executive will receive a lump sum severance payment (less applicable tax withholdings) equal to two (2) times Executive’s annual base salary (as in effect immediately prior to (A) the Change of Control, or (B) termination of Executive’s employment, whichever is greater).
(ii)Bonus Severance Payment. Executive will receive a lump sum severance payment (less applicable tax withholdings) equal to two (2) times Executive’s annual target incentive bonus amount (as in effect immediately prior to (A) the Change of Control, or (B) termination of Executive’s employment, whichever is greater).
(iii)Equity Awards. One hundred percent (100%) of all equity awards granted to Executive that are outstanding as of the later of the date of (A) termination of Executive’s employment or (B) the Change of Control (the “Equity Awards”) will immediately vest and, if applicable, become exercisable. The Equity Awards will, to the extent applicable, remain exercisable following Executive’s termination for the period prescribed in the related award agreements. If an outstanding Equity Award is to vest, or the amount of the Equity Award to vest is to be determined, based on the achievement of performance criteria, then the Equity Award will vest as to one hundred percent (100%) of the amount of the Equity Award assuming the performance criteria have been achieved at target levels for the relevant performance period(s), unless otherwise provided in the agreement relating to such performance‑based Equity Award. For the avoidance of doubt, in the event that the Qualifying Termination occurs prior to any Change of Control, any of Executive’s then‑outstanding and unvested Equity Awards will remain outstanding and unvested until the earlier of (A) the date three (3) months after the Qualifying Termination, or (B) a Change of Control, and if no Change of Control has occurred by the date three (3) months after the Qualifying Termination, such unvested Equity Awards will be forfeited permanently and never will vest, and Executive will have no further rights thereto.
(iv)Continued Employee Benefits.
(A)If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for Executive and Executive’s eligible dependents, within the time period prescribed pursuant to COBRA, (I) the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) until the earlier of (x) a period of eighteen (18) months from the last date of employment of Executive with the Company, or (y) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans, plus (II) beginning with the nineteenth (19th) month following the termination of Executive’s employment, and to the extent Executive and/or Executive’s eligible dependents continue to be covered by the Company’s group health coverage plans, the Company will reimburse Executive for a period of six (6) months, in an amount on a monthly basis equal to the applicable monthly premium Executive would be required to pay for such continued coverage under the Company’s group health coverage plans for Executive and/or Executive’s eligible dependents, as applicable, but with each such monthly amount not to exceed the amount of the COBRA premiums that the Company reimburses Executive pursuant to clause (I) above with respect to the eighteenth (18th) month following Executive’s last date of employment with the Company. COBRA reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy.
(B)Notwithstanding subsection (A) above but subject to subsection (C) below, if during the twenty‑four (24) month period following the termination of Executive’s employment with the Company, Executive becomes ineligible for continuation coverage under COBRA as a result of becoming eligible for coverage under Medicare (whether as a result of reaching the applicable eligibility age, disability, or otherwise), then the Company will: (I) with respect to any continued COBRA coverage applicable to Executive’s eligible dependents (if any), continue to provide COBRA reimbursements in accordance with subsection (A) above; and (II) provide to Executive a taxable monthly payment, payable on the last day of a given month, in an amount equal to the positive difference between (x) the monthly COBRA premium that the Company was reimbursing under subsection (A) above immediately prior to Executive ceasing to be eligible for COBRA coverage as a result of becoming eligible for Medicare, less (y) the monthly COBRA premium that the Company will continue to reimburse under clause (I) above, with such payments under this clause (II) commencing on the first month following the month in which Executive’s COBRA coverage ends, and ending on the earlier of (x) the date upon which Executive obtains other employment, or (y) the date the Company has paid an amount equal to the difference between (1) twenty-four (24) months less (2) the number of months that the Company provided COBRA premium reimbursements under subsection (A) above with respect to Executive’s continued COBRA coverage. For the avoidance of doubt, the taxable payments under this subsection (B) may be used for any purpose and shall be subject to all applicable tax withholdings.
(C)Notwithstanding the foregoing under this subsection (iv), if the Company determines in its sole discretion that it cannot provide the foregoing benefits without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of such benefits, the Company shall provide to Executive a taxable monthly payment, payable on the

Infinera Confidential

last day of a given month, in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the termination of employment date (which amount shall be based on the premium for the first month of COBRA coverage), which payments shall be made regardless of whether Executive elects COBRA continuation coverage and shall commence on the month following Executive’s termination of employment and shall end on the earlier of (x) the date upon which Executive obtains other employment, or (y) the date the Company has paid an amount equal to twenty-four (24) payments. For the avoidance of doubt, the taxable payments pursuant to this subsection (C) may be used for any purpose, including, but not limited to continuation coverage under COBRA, and shall be subject to all applicable tax withholdings.
(b)Timing of Severance Payments. Subject to Section 4, the Company will pay the severance payment to which Executive is entitled pursuant to Section 3(a)(i) and (ii) as a lump sum within ten (10) days following the later of the date of (x) the Qualifying Termination or (y) the Change of Control. Subject to Section 4, any vesting acceleration pursuant to Section 3(a)(iii), of Equity Awards will occur on the later of (i) the date that the Release becomes effective and irrevocable or (ii) the Change of Control. Subject to Section 4, severance payments to which Executive is entitled pursuant to Section 3(a)(iv) that otherwise would be payable to Executive prior to the later of the date of the Qualifying Termination or the Change of Control will be paid to Executive within ten (10) days following the later of the date of (x) the Qualifying Termination or (y) the Change of Control, and any other payments thereunder will be paid in accordance with the payment schedule set forth in Section 3(a)(iv).
(c)Voluntary Resignation; Termination For Cause; Disability; Death; Termination Outside of the Change of Control Period. If Executive’s employment with the Company terminates (i) voluntarily by Executive (other than as a result of a Constructive Termination), (ii) for Cause by the Company (or any parent or subsidiary of the Company) (iii) as a result of Executive’s Disability or death; or (iv) for any reason other than during the Change of Control Period, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company, including, without limitation, any Employment Agreement.
(d)Exclusive Remedy. In the event of a termination of Executive’s employment with the Company (or any parent or subsidiary of the Company), the provisions of this Section 3 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity, or under this Agreement. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 3.
4.Release Requirement; Section 409A.
(a)Release of Claims Agreement. The receipt of any severance payments or benefits pursuant to this Agreement is subject to Executive signing and not revoking a separation agreement and release of claims in a form acceptable to the Company (the “Release”), which must become effective and irrevocable no later than the sixtieth (60th) day following the termination of Executive’s employment (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, Executive will forfeit any right to severance payments or benefits under this Agreement. In no event will severance payments or benefits be paid or provided until the Release actually becomes effective and irrevocable.
(b)Separation from Service. It is intended that none of the severance payments under this Agreement will constitute Deferred Payments, but rather will be exempt from Section 409A as a payment that would fall within the “short-term deferral period” as described in Section 4(d) or resulting from an involuntary separation from service as described in Section 4(e). Notwithstanding anything to the contrary in this Agreement, no Deferred Payments (as defined in Section 4(c)) will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A‑1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A. Subject to Section 4(c), in the event that it is possible for the Release Deadline to occur in the calendar year immediately following the calendar year in which the termination of Executive’s employment with the Company occurs, then any Deferred Payments otherwise payable under this Agreement prior to the sixtieth (60th) day following separation from service will be paid on the sixtieth (60th) day following separation from service, and any subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit under this Agreement.
(c)Specified Employee. Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s termination (other than due to death), then the severance payable to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation under Section 409A (together, the “Deferred Payments”) that are payable within the first six (6) months following Executive’s termination

Infinera Confidential

of employment, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s termination of employment. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit under this Agreement. Notwithstanding anything herein to the contrary, if Executive dies following his or her termination but prior to the six (6) month anniversary of his or her termination, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. In no event will Executive have discretion to determine the taxable year of payment of any Deferred Payments.
(d)Short-Term Deferral. Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Payments for purposes of Section 4(c) above.
(e)Involuntary Separation. Amounts paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Treasury Regulations Section 1.409A‑1(b)(9)(iii) that do not exceed the Section 409A Limit shall not constitute Deferred Payments for purposes of Section 4(c) above.
(f)Compliance with Section 409A. The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities and ambiguous terms herein will be interpreted to so comply. For purposes of this Agreement, to the extent required to be exempt from or comply with Section 409A, references to termination of Executive’s employment or similar phrases will be references to Executive’s “separation from service” within the meaning of Section 409A. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. Notwithstanding anything to the contrary in this Agreement, in no event will the Company reimburse Executive for any taxes imposed or other costs incurred as a result of Section 409A.
5.Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 5, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under Section 3(a) will be either:
(a)delivered in full, or
(b)delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments in reverse chronological order (that is, the cash payment owed on the latest date following the occurrence of the event triggering the excise tax will be the first cash payment to be reduced; (ii) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G), (iii) cancellation of accelerated vesting of equity awards in the reverse order of date of grant of the awards (that is, the vesting of the most recently granted equity awards will be cancelled first); and (iv) reduction of employee benefits in reverse chronological order (that is, the benefit owed on the latest date following the occurrence of the event triggering the excise tax will be the first benefit to be reduced. If two or more equity awards are granted on the same date, each award will be reduced on a prorated basis. In no event shall the Executive have any discretion with respect to the ordering of payment reductions.
Unless the Company and Executive otherwise agree in writing, any determination required under this Section 5 will be made in writing by a nationally recognized accounting or valuation firm selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5. The Company will bear all costs for payment of the Accountants services in connection with any calculations contemplated by this Section 5.

Infinera Confidential

6.Definition of Terms. The following terms referred to in this Agreement will have the following meanings:
(a)Cause. “Cause” will mean: (i) Executive’s willful failure to substantially perform his or her duties and responsibilities to the Company or deliberate violation of a Company policy; (ii) Executive’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Executive of any proprietary information or trade secrets of the Company or any other party to whom Executive owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Executive’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether Executive is being terminated for Cause will be made in good faith by the Company and will be final and binding on Executive.
(b)Change of Control. “Change of Control” of the Company will mean:
(i)any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;
(ii)the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;
(iii)the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or
(iv)a change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors of the Company at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
Notwithstanding the foregoing, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time. Further and for purposes of clarity, a transaction will not constitute a Change of Control if its primary purposes is to: (x) change the state of the Company’s incorporate, or (y) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(c)Change of Control Period. “Change of Control Period” will mean the period beginning on the date three (3) months prior to the first Change of Control to occur following the Effective Date and ending on the date eighteen (18) months following such Change of Control.
(d)Code. “Code” will mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.
(e)Constructive Termination. “Constructive Termination” will mean Executive’s resignation as a result of, and within three (3) months following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following: (i) a material reduction in Executive’s job, duties or responsibilities in a manner that is substantially inconsistent with the position, duties or responsibilities held by Executive immediately before such reduction, (ii) a material reduction in Executive’s base salary (in other words, a reduction of more than five percent of Executive’s base salary within the twelve-month period following a Change of Control), or (iii) a material change in the work location at which Executive is required to perform services for the Company (in other words, a requirement that Executive relocate to a work location that is more than 50 miles from Executive’s work location in effect as of the date immediately prior to a Change in Control). Executive will not resign as the result of a Constructive Termination without first providing the Company with written notice of the acts or omissions constituting the grounds for “Constructive Termination” within ninety (90) days of the initial existence of the grounds for “Constructive Termination” and a cure period of thirty (30) days following the date of such notice.

Infinera Confidential

(f)Disability. “Disability” will mean that Executive has been unable to perform his or her Company duties as the result of his or her incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least thirty (30) days’ written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate will automatically be deemed to have been revoked.
(g)Section 409A. “Section 409A” will mean Section 409A of the Code and the final Treasury Regulations and any official Internal Revenue Service guidance promulgated thereunder.
(h)Section 409A Limit. “Section 409A Limit” will mean two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of termination of Executive’s employment as determined under Treasury Regulation Section 1.409A‑1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.
7.Successors.
(a)The Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and will agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 7(a) or which becomes bound by the terms of this Agreement by operation of law.
(b)Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
8.Notice.
(a)General. Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of Executive, mailed notices will be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the attention of its President.
(b)Notice of Termination. Any termination by the Company for Cause or as a result of a voluntary resignation will be communicated by a notice of termination to the other party hereto given in accordance with Section 8(a) of this Agreement. Such notice will indicate the specific termination provision in this Agreement relied upon, will set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and will specify the termination date (which will be not more than thirty (30) days after the giving of such notice). Without limiting the foregoing, Executive shall be required to provide thirty (30) days’ notice prior to the termination of his employment for any reason.
9.Arbitration.
(a)General. IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND EXECUTIVE’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID TO EXECUTIVE BY THE COMPANY, AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER, DIRECTOR, STOCKHOLDER, OR BENEFIT PLAN OF THE COMPANY, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE FEDERAL ARBITRATION ACT AND PURSUANT TO THE ARBITRATION PROVISIONS SET FORTH IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 1280 THROUGH 1294.2 (THE “CCP ACT”) AND CALIFORNIA LAW, AND WILL BE BROUGHT IN EXECUTIVE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE OR CLASS

Infinera Confidential

MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE PROCEEDING. NOTWITHSTANDING THE FOREGOING, EXECUTIVE UNDERSTANDS THAT EXECUTIVE MAY BRING A PROCEEDING AS A PRIVATE ATTORNEY GENERAL AS PERMITTED BY LAW. FOR THE AVOIDANCE OF DOUBT, THE FEDERAL ARBITRATION ACT GOVERNS THIS AGREEMENT AND WILL CONTINUE TO APPLY WITH FULL FORCE AND EFFECT NOTWITHSTANDING THE APPLICATION OF PROCEDURAL RULES SET FORTH IN THE CCP ACT AND CALIFORNIA LAW. EXECUTIVE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, THE CALIFORNIA FAIR EMPLOYMENT AND HOUSING ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE CALIFORNIA FAMILY RIGHTS ACT, THE CALIFORNIA LABOR CODE, CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION, AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. EXECUTIVE ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF OR THE CLASS, COLLECTIVE AND REPRESENTATIVE PROCEEDING WAIVER HEREIN. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, EXECUTIVE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. NOTWITHSTANDING THE FOREGOING, EXECUTIVE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHTS UNDER SECTION 7 OF THE NATIONAL LABOR RELATIONS ACT. EXECUTIVE FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE.
(b)Procedure. Any such arbitration will be administered by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in Santa Clara, California, in accordance with the Employment Arbitration Rules and Procedures (the “JAMS Rules”), which are available at http://www.jamsadr.com/rules‑employment‑aribtration/ and from Human Resources. EXECUTIVE AGREES THAT THE ARBITRATOR WILL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. EXECUTIVE AGREES that the arbitrator shall issue a written decision on the merits. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR WILL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR WILL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PROVIDED BY APPLICABLE LAW. EXECUTIVE agreeS that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE WILL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW. EXECUTIVE AGREES THAT THE ARBITRATOR WILL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE AND THE CALIFORNIA EVIDENCE CODE, AND THAT THE ARBITRATOR WILL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO RULES OF CONFLICT OF LAW. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW WILL TAKE PRECEDENCE. EXECUTIVE agreeS that any arbitration under this Agreement WILL be conducted in Santa Clara County, California.
(c)Remedy. EXCEPT AS PROVIDED BY THE CCP ACT AND THIS AGREEMENT, ARBITRATION WILL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EXECUTIVE AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE CCP ACT AND THIS AGREEMENT, NEITHER EXECUTIVE NOR THE COMPANY WILL BE PERMITTED TO PURSUE OR PARTICIPATE IN COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION.
(d)Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL

Infinera Confidential

LABOR RELATIONS BOARD, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.
(e)Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL. FINALLY, EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.
10.Miscellaneous Provisions.
(a)No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any such payment be reduced by any earnings that Executive may receive from any other source.
(b)Waiver. No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party will be considered a waiver of any other condition or provision or of the same condition or provision at another time.
(c)Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
(d)Entire Agreement. This Agreement, together with any Employment Agreement, constitutes the entire agreement of the parties hereto and supersedes in their entirety all prior representations, understandings, undertakings or agreements (whether oral or written and whether expressed or implied) of the parties with respect to the subject matter hereof.
(e)Amendment. No waiver, alteration, or modification of any of the provisions of this Agreement will be binding unless in writing and signed by duly authorized representatives of the parties hereto and which specifically mention this Agreement.
(f)Choice of Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).
(g)Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision hereof, which will remain in full force and effect.
(h)Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable income, employment and other taxes.
(i)Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(Signature Page to Follow)

Infinera Confidential

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY		INFINERA CORPORATION

By:

Name:

Title:

EXECUTIVE	By:

Name:

Title:

Infinera Confidential